FORM N-SAR
Exhibits 77Q1(e)

MAINSTAY VP FUNDS TRUST
811-03833
For Period Ended 06/30/2015

The following documents were previously filed with Post-Effective Amendment No. 80 to the Registrant’s registration statement filed on May 1, 2015, accession number 0001144204-15-027045.

 Investment Advisory Contracts

1.	Amended and Restated Management Agreement dated February 27, 2015
2.	Form of Subadvisory Agreement dated May 1, 2015 between New York Life Investment Management LLC and Cushing Asset Management, LP
3.	Subadvisory Agreement dated May 1, 2014 between New York Life Investment Management LLC and NYL Investors LLC
4.	Amendment dated May 1, 2015 to the Subadvisory Agreement between New York Life Investment Management LLC and NYL Investors LLC

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